UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2013

FEDERAL AGRICULTURAL MORTGAGE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Federally chartered instrumentality of the United States	001-14951	52-1578738
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1999 K Street, N.W., 4th Floor, Washington D.C.		20006
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (202) 872-7700

No change
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)    Appointment of Certain Officers

On October 15, 2013, Gregory Ramsey (age 49), the Controller of the Federal Agricultural Mortgage Corporation (“Farmer Mac”), was appointed as the principal accounting officer of Farmer Mac. There are no arrangements or understandings between Mr. Ramsey and any other persons pursuant to which he was selected as the principal accounting officer of Farmer Mac. Mr. Ramsey has no family relationships with any director or executive officer of Farmer Mac, and neither Mr. Ramsey nor any member of his immediate family has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Prior to joining Farmer Mac, Mr. Ramsey had been employed by PricewaterhouseCoopers LLP (“PwC”) from April 2010 to October 2013 as a Senior Manager in the Consumer Finance Group.  Prior to his employment at PwC, Mr. Ramsey served from July 2009 to April 2010 as Vice President, Program CFO – Home Affordable Modification Program (HAMP), and from April 2004 to July 2009 as Vice President, Accounting Policy, of the Federal National Mortgage Association (commonly known as Fannie Mae).  During his time at Fannie Mae, Mr. Ramsey established the Finance Office within the HAMP Program Administration, which was responsible for performance reporting, budgeting, and other financial components of the program, and led the Accounting Policy Group.

From April 2002 to April 2004, Mr. Ramsey served as a Professional Accounting Fellow in the Chief Accountant’s Office of the Office of the Comptroller of the Currency. From August 1997 to April 2002, Mr. Ramsey served as a Manager and Senior Manager at PwC. From August 1987 to August 1997, Mr. Ramsey held various financial positions at Wells Fargo Bank, Hawthorne Savings Bank, and Grant Thornton.  Mr. Ramsey earned a B.A. in business economics from the University of California, Santa Barbara and an M.B.A. from the University of Southern California.  Mr. Ramsey is also a Certified Public Accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

By: /s/ Stephen P. Mullery
Name: Stephen P. Mullery
Title: Senior Vice President – General Counsel

Dated: October 15, 2013